Exhibit 99.2

Michael D. Brown

30 Tierra Verde Court

Walnut Creek, California, USA 94598

October 13, 2009

Mr. Julio Ferreira

Global 8 Environmental Technologies, Inc.

8412 Armstrong Road,

Langley, B.C, Canada

V1M 3P5

Dear Mr. Ferreira:

This letter is a follow-up to my email of Tuesday, October 6th addressed to you and Daniel Wolf. I want to clarify that I am not a Director of Global 8 Environmental Technologies, Inc. I have never participated in any shareholder’s meetings or meetings of the Board of Directors. I have not reviewed recent financial statements or SEC filings, including, but not limited to 10Q’s or 10K’s. I have not signed any 10”s nor have I authorized anyone to allow my signature to be included in any SEC filings.

Sincerely,

/s/ Michael D. Brown

Michael Brown, P.E.